PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of October 23, 2025 (the “Effective Date”), is entered into by and between REALTY INCOME PROPERTIES 26, LLC, a Delaware limited liability company, as buyer (together with its successors and assigns, “Buyer”), and GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company, as seller (together with its successors and assigns, “Seller”).

WITNESSETH:

Seller is the owner of the Property (as hereinafter defined). Buyer desires to purchase the Property from Seller, and Seller desires to sell the Property to Buyer, on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby mutually covenant and agree as follows:

SUMMARY OF TERMS

Property Address: 585 24 1/2 Road, Grand Junction, CO 81505

Lease: That certain Lease dated as of February 27, 2006, by and between Seller, as landlord, and Best Buy Stores, L.P., a Virginia limited partnership (“Tenant”), as tenant, as amended and assigned.

Purchase Price: $4,972,704

Earnest Money Deposit: $100,000

Due Diligence Period: The period beginning on the Effective Date and ending at 5:00 p.m. Pacific Time on the date that is the later of (a) thirty (30) days after the Effective Date, or (b) ten (10) Business Days after Buyer’s receipt of the completed Third-Party Reports; provided, however, that in no event shall the Due Diligence Period, nor any extension thereof, extend beyond or cause the Closing to occur after the Closing Date.

Closing Date: Fifteen (15) days after the expiration of the Due Diligence Period, and in no event later than December 5, 2025.

Title Company: Fidelity National Title Insurance Company, One East Washington Street, Suite 450, Phoenix, Arizona 85004, Attn: Ms. Kelli Vos, Phone: (602) 343-7572), Email: kelli.vos@fnf.com.

Transaction Costs:

	Seller	Buyer	Split
Base premium for a standard form Owner’s Title Policy	X
All fees charged by Title Company for the title searches, title inspections, and title commitment(s)	X
Premium for any upgrade to the Owner’s Title Policy for extended or additional coverage and any endorsements		X
Any transfer taxes, documentary stamp taxes, deed taxes, intangible tax, and like charges associated with the sale and conveyance of the Property (excluding any mortgage taxes)		X

Recording Fees (other than as noted above)		X
The cost of releasing and/or terminating any liens, judgments, and other encumbrances (including, without limitation, any recording fees)	X
Escrow Charges			X
Third-Party Reports		X
Brokerage Commission	X
Leasehold Taxes	X
Costs and expenses related to Seller’s compliance with any local law requirements as discussed in this Agreement	X
All fees and expenses of Seller’s legal counsel, accountants, and other professional advisers	X
All fees and expenses of Buyer’s legal counsel, accountants, and other professional advisers		X

Buyer’s Broker: None

Seller’s Broker: Matt Berres of Newmark

Notice Addresses:

If to Seller: GIPCO 585 24 1/2 ROAD, LLC

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

Attn: David Sobelman

Phone: (813) 448-1234

Email: ds@gipreit.com

With a copy to: Trenam Law

200 Central Avenue, Suite 1600

St. Petersburg, Florida 33702

Attn: Timothy M. Hughes, Esq.

Phone: (727) 820-3965

Email: thughes@trenam.com

If to Buyer: REALTY INCOME PROPERTIES 26, LLC

c/o Realty Income Corporation
11995 El Camino Real

San Diego, CA 92130

Attn: Legal Department

Phone: (858) 294-5000

Email: sthompson@realtyincome.com

kwalsh@realtyincome.com

pmashburn@realtyincome.com

ARTICLE I

DEFINED TERMS

The following terms shall have the following meanings for all purposes of this Agreement:

“Additional Title Objections” means a title encumbrance and/or defect that occurs for the first time after Buyer has obtained the initial Title Commitment, Survey, and Zoning Report, was neither created by nor with the consent of Buyer or anyone for whom Buyer is responsible.

“Affiliate”, or any derivation thereof, means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

“Agreement” means this Purchase Agreement, and shall include all assignments, amendments, and/or modifications hereto.

“Approval Notice” means that certain notice set forth in Section 3.07 below.

“Assignment and Assumption of Lease” means that certain Assignment and Assumption of Lease, in form and substance as set forth on Exhibit G attached hereto and incorporated herein by this reference.

“Assignment of Warranties” means that certain Assignment of Warranties, in form and substance as set forth on Exhibit C attached hereto and incorporated herein by this reference.

“Broker(s)” means, individually or collectively, as the context may require, the Seller’s Broker and the Buyer’s Broker as set forth in the Summary of Terms.

“Brokerage Commission” means the amount of money due to Seller’s Broker from Seller pursuant to a separate agreement between Seller’s Broker and Seller with respect to the sale of the Property.

“Business Day” means any day that is not a Saturday, Sunday, or federal holiday on which national banks are closed for business (ending at 11:59 PM Pacific Time on any given Business Day).

“Buyer’s Broker” means the Buyer’s Broker as set forth in the Summary of Terms.

“Buyer’s Due Diligence Team” means any one or more of Buyer and/or any of Buyer’s officers, employees, agents, independent contractors, advisors, architects, contractors, subcontractors, engineers, and/or designees.

“Buyer Event of Default” means the events listed in Section 7.05 below.

“Buyer’s Title Objections” means Buyer’s objection(s) to any exceptions or other matters shown on the Title Commitment, the Zoning Report, or the Survey.

“Certificate of Occupancy” means a final certificate of occupancy that demonstrates to all third parties that proper city officials have determined that a building is ready for occupancy and complies with all zoning ordinances as well as structural, fire, life, and safety codes.

“Closing” means the consummation of the Transaction on the Closing Date.

“Closing Date” means the date that is set forth or described as such in the Summary of Terms, or such earlier date as is mutually agreed to in writing by Buyer and Seller, as the same may be amended, modified, and/or extended as provided herein.

“Closing Instructions” means escrow instructions prepared in connection with the closing of a commercial real estate transaction, executed by Title Company and Seller or Buyer, as applicable, identifying the parties’ duties and obligations in connection with the Closing.

“Closing Statement” means a closing statement prepared by Title Company and executed by Title Company and Buyer or Seller, as applicable, which accurately reflects the credits, prorations, and adjustments provided for in this Agreement.

“Deed” means that certain deed, in form and substance as set forth on Exhibit E attached hereto and incorporated herein by this reference, whereby Seller conveys to Buyer good and marketable fee simple title to all of Seller’s right, title and interest in and to the Real Property, subject only to the Permitted Encumbrances.

“Due Diligence Period” means the period of time described as such in the Summary of Terms.

“Earnest Money Deposit” means the amount of money set forth in the Summary of Terms.

“Environmental Laws” means all federal, state and local laws, ordinances, rules and regulations now or hereinafter in force, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., and the Clean Water Act, 33 U.S.C. §1251, et seq.

“Environmental Reports” means, collectively, any (a) Phase I environmental site assessment(s) or other noninvasive environmental investigation report(s), and (b) Phase II or other subsurface, invasive environmental investigation report(s).

“FIRPTA” means a “non-foreign” tax affidavit, in form and substance reasonably acceptable to Buyer and Title Company, duly executed by Seller pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof, any other entity exercising executive, judicial, regulatory, or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Hazardous Materials” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

“Independent Consideration” means $100.00, which shall be paid out of the Earnest Money Deposit.

“Insolvency Event” any petition in bankruptcy (voluntary or, to the best of the applicable party’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by the applicable party.

“Inspections” means any assessments, investigations, tests, and/or due diligence activities conducted by members of Buyer’s Due Diligence Team that Buyer deems necessary and reasonably appropriate, in Buyer’s sole discretion, to evaluate the Property in connection with the Transaction.

“Lease” means the lease agreement described above in the Summary of Terms, including any amendments or supplements thereto and any guaranty held by Seller relating thereto.

“Lease Proof of Insurance” means insurance certificates, in form and substance reasonably satisfactory to Buyer, that evidence and confirm the insurance coverages, limits, and policies required to be carried by Tenant pursuant to the terms of the Lease currently exist and are in full force and effect.

“Leasing Costs” means any and all allowances, lease buyout costs, tenant moving expenses, leasing commissions, tenant improvement costs, rent abatements, and other similar costs, expenses, and inducements, if any, with respect to the Lease.

“Legal Requirements” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, and approvals of each Governmental Authority having jurisdiction over the Property, including, without limitation, all health, building, fire, safety, and other codes, ordinances and requirements, the Americans With Disabilities Act of 1990, and all policies or rules of common law, in each case, as amended, supplemented, or modified, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree, or judgment applicable to the Property, Tenant, or Seller.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other, including without limitation, a mechanics’ lien), preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) created by or through Seller, and expressly excluding any created by or through Tenant.

“Losses” means any and all claims, lawsuits, suits, liabilities (including, without limitation, strict liabilities), actions, causes of action, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, interest, charges, fees, expenses, judgments, decrees, awards, amounts paid in settlement, and damages of whatever kind or nature (including, without limitation, attorneys’ fees, court costs, and costs incurred in the investigation, defense, and settlement of claims).

“Memorandum of Lease” means any recorded or unrecorded memorandum of the Lease.

“Notices” means any and all notices, demands, designations, certificates, requests, consents, approvals, appointments, and other instruments delivered pursuant to this Agreement.

“Owner’s Title Policy” means an owner’s policy of title insurance on the current ALTA form or its jurisdictional equivalent in accordance with Buyer’s approved pro forma owner’s title insurance policy, or marked-up Title Commitment, which shall (a) be in an amount not to exceed the Purchase Price; (b) show Buyer’s good and marketable fee simple title in the Property; (c) commit to insure Buyer’s interest in the Property, subject only to the Permitted Encumbrances; and (d) contain such endorsements and extended coverage as Buyer may require, to the extent such endorsements are applicable and available under the laws of the state in which a Property is located.

“Permitted Encumbrances” means: (a) applicable zoning and building ordinances and land use regulations; (b) the lien of any and all taxes and assessments not yet due and payable; (c) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Buyer in the Title Objection Notice (defined below); (d) intentionally deleted; (e) any exceptions caused by Buyer or Buyer’s agents, representatives or employees; (f) any matters accepted or deemed accepted by Buyer pursuant to the terms and conditions of this Agreement; (g) the Lease; and (h) any matters agreed to by the parties in writing.

“Person” means any natural person, firm, corporation, partnership, limited liability company, other entity, state, political subdivision of any state, the United States of America, any agency or instrumentality of the United States of America, or any other public body or other organization or association.

“Property” means, collectively, and only to the extent owned by Seller: (a) the Real Property, including all fixtures affixed thereto; (b) all plans, specifications, and studies pertaining to the Real Property in Seller’s possession or reasonable control; (c) all mineral, oil and gas rights, water rights, sewer rights, and other utility rights allocated to the Real Property; (d) all development rights and real estate-related approvals and certificates of occupancy; (e) all leases and rental agreements relating to the Real Property or any portion thereof, including, without limitation, all rent, prepaid rent, security deposits, and other payments and deposits, as applicable; (f) intangible personal property now or hereafter used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property (to the extent assignable); and (g) all appurtenances, easements, licenses, privileges, and other property interests belonging or appurtenant to the Real Property.

“Property Condition Reports” means any current property condition assessments and limited compliance audits obtained by Buyer in connection with the Transaction which may include a roof assessment and a report on compliance with the Americans with Disabilities Act.

“Purchase Price” means the purchase price for the Property set forth in the Summary of Terms.

“Real Property” means the parcel or parcels of real property more particularly described on Exhibit A attached hereto and incorporated herein by this reference, and, to the extent owned by Seller, any and all improvements located thereon and rights, easements, and appurtenances thereto.

“Release” means any spilling, pumping, pouring, emitting, emptying, discharging, injecting, leaching, dumping or disposing into the environment of Hazardous Materials onto or through soil, surface water or groundwater.

“Required Title Condition” means the Buyer’s title policy endorsements set forth in Section 3.01(b)(vi) below.

“Seller Event of Default” means the events listed in Section 7.01 below.

“Seller’s Historical Documents” means, collectively, the items listed on Exhibit I attached hereto and incorporated herein by this reference, to the extent they exist and are in Seller’s possession or reasonable control.

“Survey” means a current ALTA/NSPS “as-built” survey for the Real Property obtained by Buyer in connection with the Transaction, certified to Buyer, Seller, and Title Company, and drawn in accordance with Buyer’s survey standards.

“Survival Period” means the period set forth in Section 4.01 below.

“Tenant Contact Form” means that certain online tenant contact form accessible at https://app.smartsheet.com/b/form/f8f54d39c0be4d52bdef5e0e26a8b70d, incorporated herein by this reference.

“Tenant Estoppel Certificate” means an estoppel certificate, dated not more than thirty (30) days prior to the Closing Date, from Tenant in form and substance as attached to the Lease as Schedule A.

“Tenant Notice Letter” means that certain tenant notice letter, in form and substance as set forth on Exhibit H attached hereto and incorporated herein by this reference.

“Termination Notice” means that certain termination notice set forth in Section 3.07 below.

“Third-Party Reports” means the Survey, Phase I environmental site assessment, Property Condition Reports, and Zoning Report.

“Title Commitment” means a current commitment for title insurance (owner’s policy) with respect to the Property, issued by Title Company to Buyer on the current ALTA form or its jurisdictional equivalent in the amount of the Purchase Price.

“Title Company” means the title company described in the Summary of Terms.

“Title Company Affidavit” means an affidavit as to debts, liens and parties-in-possession, or other similar type of affidavit, in a form sufficient for Title Company to issue to Buyer the Owner’s Title Policy, together with such additional affidavits, documents, and undertakings as may be reasonably required by Title Company to allow for the deletion of any mechanic’s lien exceptions and/or other standard exceptions from the Owner’s Title Policy to the extent required hereunder.

“Transaction” means the purchase and sale of the Property in accordance with the terms, provisions, covenants, and conditions contained within this Agreement.

“Transaction Costs” means, collectively, any and all out of pocket costs and expenses incurred in connection with the Transaction (whether or not the Transaction closes) including, but not limited to, the items set forth in the Summary of Terms.

“Transaction Documents” means, collectively and only if applicable, the following documents: this Agreement, the Lease, Deed, Assignment and Assumption of Lease, Assignment of Warranties, FIRPTA, Title Company Affidavit, Tenant Notice Letter, Lease Proof of Insurance, any side letters or additional agreements as between Seller and Buyer, and any and all documents referenced in this Agreement or any of the Transaction Documents, as well as such other documents, instruments, and certificates as are reasonably requested by Buyer and/or Title Company.

“Warranties” means any warranty or guaranty relating to the fixtures or improvements located on the Property and owned by Seller, including, without limitation, any roof warranty, any heating and air conditioning equipment warranty, or any warranty or guaranty related to construction of improvements at the Property, but only to the extent they are assignable and relate to such fixtures or improvements located on the Property and owned by Seller.

“Zoning Report” means a zoning report obtained by Buyer in connection with the Transaction that certifies, among other things, whether the Property complies with all zoning ordinances of the Governmental Authority having jurisdiction over the Property and, if the Property does not comply, identifies the areas of noncompliance.

ARTICLE II

PURCHASE OF PROPERTY

2.01
Agreement to Purchase. In accordance with the terms, provisions, covenants, and conditions set forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of Seller’s right, title, and interest in and to the Property. In consideration therefor, Buyer agrees to pay the Purchase Price for the Property to Seller as and when provided herein.

2.02
Earnest Money Deposit. Within three (3) Business Days after the Effective Date, Buyer shall deposit with Title Company the Earnest Money Deposit by wire transfer of immediately available United States funds, to be held in federally insured non-interest-bearing account(s) and otherwise in accordance with this Agreement. Except as otherwise expressly stated in this Agreement, the Earnest Money Deposit shall become nonrefundable upon the expiration of the Due Diligence Period.

2.03
Independent Consideration. The Independent Consideration has been bargained for and agreed upon as consideration for Seller’s execution and delivery of this Agreement, is in addition to and independent of all other consideration provided for in this Agreement, and is nonrefundable in all events, but shall be applied to the Purchase Price if the Transaction closes. Immediately after Title Company receives the Earnest Money Deposit, Title Company is authorized and directed to release the Independent Consideration to Seller.

2.04
Purchase Price. On or before the Closing Date, the Purchase Price (less a credit for the Earnest Money Deposit and Independent Consideration and plus or minus any prorations and adjustments required by this Agreement) shall be deposited with Title Company by Buyer in immediately available United States funds for Title Company’s subsequent transfer on the Closing Date to an account designated in writing by Seller.

2.05
Lease of Property. The Property is subject to the Lease, and Seller’s interest, as landlord, in the same which shall be assigned to Buyer at Closing pursuant to the Assignment and Assumption of Lease.

2.06
Prorations and Adjustments.

a.
Any and all rents, revenues, and other income from the Property actually collected under the Lease (collectively, “Rents”) as of the Closing Date shall be prorated between the parties as of the Closing Date on a per diem basis based upon the number of days in the current month prior to the Closing Date (which shall be allocated to Seller) and the number of days in the current month on and after the Closing Date (which shall be allocated to Buyer). Seller shall also pay all Rents for the immediately succeeding calendar month, to the extent such Rents are actually received by Seller. Rents received by

Seller from Tenant following Closing and relating to a period after the Closing Date shall be paid by Seller to Buyer promptly following Seller’s receipt thereof.

b.
To the extent not paid by Tenant pursuant to the Lease, any and all operating expenses, common area maintenance charges, insurance premiums, taxes, special assessments, utility charges, and any other costs related to the Property shall be prorated between the parties as of the Closing Date. Such costs shall be prorated and borne by Seller for all periods of time prior to the Closing Date and by Buyer for all periods of time from and after the Closing Date; provided, however, that no such proration shall occur for any such costs which Tenant is obligated to pay pursuant to the Lease. In the event that Tenant has prepaid any such costs to Seller for a period after the Closing Date, then Buyer shall receive a credit at Closing for such amounts.

c.
In the event the Property is located in a jurisdiction that imposes a sales tax, general excise tax, or transaction privilege tax on rental income (including but not limited to, Arizona, Hawaii, and Florida) then the parties agree to prorate such taxes as of the Closing Date.

d.
In the event Seller, as landlord under the Lease, collects from the Tenant under the Lease additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, “Operating Expense Pass-throughs”) incurred by Seller in connection with the ownership, operation, maintenance and management of the Property, Seller shall be solely responsible to reconcile any Operating Expense Pass-throughs for any year prior to the year Closing occurs. Prior to Closing, Seller must reconcile all Operating Expense Pass-throughs, in the Closing year, up through the date of Closing, (collectively, “Closing Mid-Year Reconciliation”). Any balance owed or due shall be credited to the applicable party on the Closing Statement. Any amounts not known at Closing but can be reasonably estimated shall be included in the Closing Mid-Year Reconciliation and trued up when such amounts are known.

e.
At Closing, any security deposit under the Lease shall be transferred to Buyer either directly or by way of a credit to the Purchase Price in favor of Buyer.

f.
Seller shall be responsible for all Leasing Costs. To the extent that any such Leasing Costs shall not have been paid in full by Seller prior to the Closing Date, Buyer shall be entitled to a credit in the amount of such unpaid Leasing Costs (or a reasonable estimate thereof, to the extent that such amounts are not liquidated or fixed) at Closing.

g.
Buyer and Seller shall use commercially reasonably efforts to finalize the Closing Statement at least two (2) Business Days prior to the Closing Date.

h.
If after Closing, either party discovers any errors, or receives additional information, indicating the prorations or calculation were inaccurate, such party will promptly notify the other party and the parties will correctly recalculate, addressing the amounts in question. In the event of any re-proration under this Section 2.06, the party owing funds will, within 10 days after determination, remit to the other party the amount shown to be due. The provisions of this Section 2.06 shall survive Closing for a period of one (1) year.

2.07
Transaction Costs. Seller and Buyer shall be responsible for the payment of the Transaction Costs as set forth in the Summary of Terms. The provisions of this Section 2.07 shall survive Closing or the earlier termination or expiration of this Agreement.

2.08
Title Company as Escrow Agent. Title Company shall be engaged by Seller and Buyer to act as escrow agent in connection with the Transaction. Subject to Buyer’s Closing Instructions and Seller’s

Closing Instructions, this Agreement shall be used as escrow instructions to Title Company. Title Company may provide its standard conditions of acceptance of escrow; provided, however, that in the event of any inconsistency between such standard conditions of acceptance and the terms of this Agreement, the terms of this Agreement shall prevail. Title Company is authorized to pay, at Closing, from any funds held by it for Buyer’s and/or Seller’s respective credit, all amounts necessary to procure the delivery of the Transaction Documents and to pay, on behalf of Buyer and Seller, all charges and obligations payable by them hereunder, respectively. Seller and Buyer will pay to Title Company all charges payable by them. Title Company shall not close the Transaction unless and until it receives separate written instructions from each of Buyer and Seller. In the event of a dispute between Buyer and Seller arising prior to or at the time of delivery or other disposition of the Earnest Money Deposit by Title Company pursuant hereto, Title Company, in its sole discretion, shall be entitled to tender the Earnest Money Deposit into the custody of the Clerk of Court or any court of competent jurisdiction. Title Company is authorized, in the event any conflicting demand is made upon Title Company and memorialized in either Seller’s or Buyer’s Closing Instructions, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Buyer or to interplead such documents and/or funds in an action brought in any court of competent jurisdiction.

ARTICLE III

DUE DILIGENCE

3.01
Title Insurance.

a.
Title Commitment. Within five (5) Business Days after the Effective Date, Buyer shall order the Title Commitment from Title Company.

b.
Buyer’s Title Objections.

(i)
On or before the expiration of the Due Diligence Period, Buyer shall deliver a written notice to Seller setting forth Buyer’s Title Objections, if any (the “Title Objection Notice”). Buyer’s failure to timely and properly deliver the Title Objection Notice shall be deemed Buyer’s acceptance of the items disclosed in the Title Commitment, Zoning Report, and/or Survey, and each item shall become a Permitted Encumbrance.

(ii)
Within seven (7) Business Days after Seller receives the Title Objection Notice, Seller shall notify Buyer in writing of those Buyer’s Title Objections that Seller (A) agrees to satisfy, or cause to be satisfied, on or before the Closing Date and at no cost and expense to Buyer, or (B) cannot or will not satisfy, or cause to be satisfied. Seller’s failure to timely respond to the Title Objection Notice shall be deemed Seller’s election not to cure any of Buyer’s Title Objections. Seller’s election to satisfy or cause to be satisfied any of Buyer’s Title Objections shall constitute a covenant to use good faith, commercially reasonable efforts to cure such elected Buyer’s Title Objections on or before the Closing Date, but in no event shall Seller’s failure to cure any such Buyer’s Title Objections be deemed a default under this Agreement.

(iii)
If Seller elects, or is deemed to elect, not to satisfy any or all of Buyer’s Title Objections, then Buyer shall have until the later of the expiration of the Due Diligence Period or five (5) Business Days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Buyer’s Title Objections (whichever is later), in which to elect, in its sole discretion, to either (A) terminate this Agreement by delivering written notice of said termination to Seller, whereupon the Earnest Money Deposit shall be immediately refunded to Buyer and neither Seller nor Buyer shall have any further liabilities or obligations under this Agreement, except for any obligations that expressly survive termination, or (B) waive Seller’s failure to cure any or all of Buyer’s Title Objections, whereupon such

Buyer’s Title Objections shall become Permitted Encumbrances and Buyer shall proceed to Closing in accordance with this Agreement.

(iv)
If any update to the Title Commitment, Survey, or Zoning Report discloses Additional Title Objections, then on or before the earlier of (x) ten (10) Business Days following receipt of such update, or (y) the Closing Date, Buyer may notify Seller in writing of Buyer’s objection thereto. In the event Buyer timely notifies Seller of Buyer’s objection to any Additional Title Objections, then same shall be deemed to be Buyer’s Title Objections and dealt with within the same time, manner, and subject to the limitations provided in Section 3.01(b)(iii) above.

(v)
Notwithstanding anything set forth in this Agreement to the contrary, and without the necessity of any formal title objection, the parties acknowledge and agree that the following shall not constitute Permitted Encumbrances: (a) any Lien affecting the Property (and which are not approved or deemed approved by Buyer in accordance with the provisions in this Agreement), (b) any exceptions or encumbrances to title which are created by or through Seller after the Effective Date (and are not approved or deemed approved by Buyer in accordance with the provisions in this Agreement), and (c) any general exceptions which can be removed upon issuance of an ALTA extended coverage title policy and presentation of the Survey and Title Company Affidavit. Seller shall, on or before Closing, (x) pay and satisfy, or bond off the Real Property, all Liens; (y) satisfy all Schedule B – Section I title requirements required to be performed by Seller in the Title Commitment; and (z) provide the Title Company Affidavit.

(vi)
At Buyer’s sole cost and expense, Buyer’s title policy shall include the following endorsements, to the extent such endorsements are applicable and available under the laws of the state in which a Property is located: (1) owner’s comprehensive; (2) access; (3) same as survey; (4) location (survey legal matches title legal); (5) separate/multiple tax lot; (6) subdivision map act; (7) mechanic’s lien; (8) address; (9) contiguity; (10) damage or enforced removal; (11) boundaries and easements encroachment; (12) identified risk; (13) minerals; (14) water rights; (15) patent; (16) fairway; (17) deletion of arbitration; and (18) such other endorsements as Buyer may require during the Due Diligence Period based on its review of the Title Commitment and Survey (the “Required Title Condition”).

3.02
Seller’s Historical Documents. On or before three (3) Business Days after the Effective Date, Seller shall deliver to Buyer Seller’s Historical Documents, to the extent they exist and are in Seller’s possession or reasonable control. If the Seller’s Historical Documents are not delivered within such period, the Due Diligence Period shall automatically extend by one (1) day for each day the Seller’s Historical Documents remain undelivered, provided that in no event shall such extension continue beyond the Closing Date or cause the Closing Date to be extended. Buyer hereby acknowledges, covenants, and agrees that Seller’s Historical Documents are provided to Buyer for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied, and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Buyer further acknowledges that Buyer has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained therein. Buyer hereby releases Seller from any and all claims Buyer might otherwise have based upon any Seller’s Historical Document(s) delivered to Buyer, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller. The terms and provisions of this Section 3.02 shall survive the Closing and any earlier termination of this Agreement.

3.03
Survey; Zoning Report; Property Condition Reports. Within three (3) Business Days of the Effective Date, Buyer will order all Third-Party Reports required by Buyer, from vendors selected by Buyer, which will be in form and substance acceptable to Buyer, in Buyer’s sole discretion.

3.04
Environmental. Buyer may order a Phase I environmental site assessment or other noninvasive environmental investigation or assessments for the Property. In the event that, based on information obtained pursuant to such Phase I environmental site assessment or other noninvasive environmental investigation or assessments, Buyer desires to conduct any subsurface investigation or any other testing, inspections, or assessments (e.g., a Phase II environmental site assessment) in, on, at, under, or of the Property or any improvements thereon, Buyer shall provide Seller with a written request to conduct such proposed investigation, testing, inspection, or assessment, together with a detailed scope of work for the same. Seller shall have the right, in Seller’s reasonable discretion, to grant, withhold, or condition its permission for Buyer to conduct such proposed investigation, testing, inspection, or assessment. If Seller refuses to permit any subsurface investigation or other testing, inspection, or assessment, Buyer may elect to terminate this Agreement by delivering written notice to Seller of such election, whereupon the Earnest Money Deposit shall be immediately refunded to Buyer and, except for those provisions expressly surviving termination hereof, Seller’s and Buyer’s obligations hereunder shall terminate. If the Closing does not occur for any reason except for a Seller Default, then Buyer, upon Seller’s request, shall provide Seller with any non-confidential, non-proprietary Environmental Reports and any other data or information obtained by Buyer in connection with the Environmental Reports within ten (10) Business Days after delivery of Seller’s request for same, all without any representation or warranties as to the accuracy of such reports. The foregoing obligation of Buyer shall survive termination of this Agreement.

3.05
Inspections.

a.
During the Due Diligence Period, Buyer may conduct the Inspections during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice to Seller), and Seller shall provide members of Buyer’s Due Diligence Team with access to the Property in connection therewith. Prior to any entry upon the Property, Buyer’s Due Diligence Team shall have in place comprehensive general liability insurance with coverage of not less than $1,000,000 per occurrence. Seller may request Buyer provide a current certificate of insurance evidencing such coverage and Buyer shall promptly provide the same and list Seller and any other party(ies) reasonably requested by Seller as additional insureds. All Inspections shall be coordinated through Seller and conducted in compliance with all terms and conditions of the Lease pertaining to any entry or access onto the Property by the landlord under the Lease and/or pertaining to any inspections of or on the Property conducted by or on behalf of the landlord under the Lease. Further, Buyer shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Property. In no event may Buyer contact or permit anyone to contact Tenant or its agents, employees, or customers (except in connection with a Phase I environmental site assessment). Seller may require, upon prior written notice to Buyer, that a representative of Seller be present at any time that Buyer or Buyer’s Due Diligence Team is present on the Property; provided that the unavailability of a Seller representative during any planned Inspection shall not prohibit Buyer from conducting any such Inspection.

b.
Buyer agrees that its Inspections shall be conducted so as to cause a minimum of disturbance to the Property and Seller’s and Tenant’s operations on and use of the Property, and that in the event of any physical disturbance of the Property caused by such Inspections, Buyer shall promptly restore the Property to substantially the same condition as its pre-inspection condition at Buyer’s expense. Buyer, for itself and its successors and assigns, shall indemnify, defend, and hold harmless Seller and its successors, officers, directors, agents, employees, lender, and assigns (collectively, the “Seller Parties”) from and against any and all Losses suffered or incurred by the Seller Parties that arise from or relate to such Inspections made by or on behalf of Buyer or from the entry by Buyer or Buyer’s Due Diligence Team onto the Property, including, without limitation, all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Buyer or Buyer’s agents; provided, however, that in no event shall (i) Buyer be liable to Seller for consequential or special damages, and (ii) the foregoing indemnity apply to any Losses suffered or incurred by the Seller Parties as a result of the negligence or willful misconduct of Seller, Tenant, or any occupant of the Property, or the mere discovery of any pre-existing condition on the Property. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

c.
Buyer shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of the Inspections or any work, labor, service or materials performed or furnished, by, for or to Buyer, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Buyer shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Buyer shall indemnify, defend and hold harmless Seller against any and all Losses arising out of the filing of any such liens and/or the failure of Buyer to cause the discharge thereof as same is provided herein. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

3.06
Tenant Estoppel Certificate; Lease Proof of Insurance. In addition to all other conditions precedent to Buyer’s obligations herein, Buyer’s obligation to close the Transaction is further subject to the condition precedent that at least five (5) Business Days prior to the expiration of the Due Diligence Period, Buyer shall have received the (x) Tenant Estoppel Certificate executed by Tenant confirming the accuracy of the Lease’s rent, term, and other details, and certifying that the Lease is in full force and effect without any defaults, disputes, or controversies, and (y) Lease Proof of Insurance. In the event that the deliverables set forth in the prior sentence are not delivered to Buyer at least five (5) Business Days prior to the expiration of the Due Diligence Period, the Due Diligence Period shall be automatically extended for an additional five (5) Business Days; provided, however, that in no event shall any such extension of the Due Diligence Period extend beyond or cause the Closing to occur after the Closing Date. Seller’s failure to deliver the Tenant Estoppel Certificate and/or Lease Proof of Insurance shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the Lease.

3.07
Buyer’s Election to Terminate or Proceed with Acquisition. If Buyer, in its sole discretion, decides (i) not to proceed with acquiring the Property for any reason or no reason, Buyer may terminate this Agreement by providing written notice to Seller before the expiration of the Due Diligence Period (a “Termination Notice”); or (ii) to proceed with the acquisition of the Property, Buyer shall provide a written notice to Seller before the expiration of the Due Diligence Period stating its decision to proceed with the acquisition (an “Approval Notice”). If Buyer provides a Termination Notice, this Agreement will terminate upon receipt of such notice by Seller. If Buyer provides an Approval Notice, this Agreement will continue in full force and effect, except as otherwise provided herein. If Buyer does not provide either a Termination Notice or an Approval Notice before the expiration of the Due Diligence Period, this Agreement shall automatically terminate at the expiration of the Due Diligence Period. Upon any termination or deemed termination under this Section 3.07, (i) Buyer, upon Seller’s request, shall provide Seller with any non-confidential, non-proprietary reports, studies, and other due diligence materials obtained by Buyer in connection with its diligence within ten (10) Business Days after delivery of Seller’s request for same, all without any representation or warranties as to the accuracy of such reports, and (ii) neither party shall have any further liability or obligation under this Agreement, except for any obligations that expressly survive termination. The foregoing obligation of Buyer shall survive termination of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS

4.01
Seller’s Representations and Warranties. Seller represents and warrants to Buyer, to Seller’s actual knowledge, as follows:

a.
Organization and Authority. Seller is duly organized or formed, validly existing, and in good standing under the laws of the state of its formation and the state in which the Property is located, and is qualified to do business in any jurisdiction where such qualification is required. Subject to the Lender Consents and Approvals (defined below), Seller has all requisite power and authority to sell the Property, to execute, deliver and perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party and to carry out the Transaction. The Person who has executed this Agreement on behalf of Seller has been duly authorized to do so.

b.
Enforceability of Documents. Upon execution by Seller, this Agreement and the other Transaction Documents to which Seller is a party shall constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

c.
No Other Agreements and Options. Neither Seller nor the Property is subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal or offer or similar right to purchase or lease or option to purchase or lease granted to a third party other than the Lease, which will (i) prevent Seller from completing, or impair Seller’s ability to complete, the sale of the Property under this Agreement, or (ii) bind Buyer subsequent to Closing, other than the Permitted Encumbrances and any service contracts, property management, or leasing agreement affecting the Property which Buyer assumes, in writing prior to Closing, and retains after Closing, and Seller shall not enter into any such commitment, obligation, or agreement from the Effective Date until Closing or the earlier termination of this Agreement.

d.
No Violations; No Successor Liability. Subject to the Lender Consents and Approvals, the authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents will not:

(i)
violate, conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under the organizational documents of Seller or any other document, instrument or agreement to which Seller is a party or by which Seller or the Property is subject or bound;

(ii)
result in a violation or conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) pursuant to the Lease;

(iii)
result in the creation or imposition of any Lien, restriction, charge, or limitation of any kind upon Seller, the Property, or, to Seller’s knowledge, Tenant; or

(iv)
violate any Legal Requirements.

e.
Compliance. Seller has not received written notice stating that the Real Property or the use thereof is not in compliance with: (i) all Legal Requirements; (ii) all restrictions, covenants, and encumbrances with respect to the Property; or (iii) all agreements, contracts, insurance policies, and conditions applicable to the Property or the ownership, operation, use, or possession thereof.

f.
Real Property. The Real Property described on Exhibit A is owned by Seller and is the land that is to be acquired by Buyer pursuant to this Agreement.

g.
Litigation. There is no legal, administrative, arbitration, or other dispute, proceeding, claim, or action of any nature or investigation pending or involving, or threatened against, Seller or the Property that could have a material impact on (i) consummation of the Transaction contemplated by this Agreement, (ii) the Property, including, but not limited to, title to the Property, or (iii) the ongoing use of the Property by Tenant in accordance with the Lease.

h.
Condemnation. Seller has not received written notice of condemnation or eminent domain proceedings affecting the Real Property and Seller has no knowledge that any such proceedings are contemplated.

i.
Warranties. To Seller’s knowledge, the Warranties described on Exhibit J is a complete and accurate list of all Warranties held by Seller in connection with the Property and Seller has provided a complete and accurate copy of each such Warranty to Buyer to the extent same is in Seller’s possession or reasonable control. Notwithstanding anything to the contrary contained in this Agreement, with respect to any and all Warranties assigned or otherwise conveyed to Buyer hereunder (i) all shall be without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof, (ii) in no event shall Seller be deemed to be a warrantor, guarantor, or surety for the obligations of any maker of any such Warranties, and (iii) all shall be without recourse to Seller.

j.
Environmental. Except as may be disclosed in Seller’s Historical Documents, Seller has not received any written notice of any claim, demand, action or proceeding of any kind relating to any past or present Release of any Hazardous Substances in, on or under the Property. Seller further warrants and represents that during the time in which Seller owned the Property, neither Seller nor any third party has used, generated, manufactured, produced, stored, or disposed of on, under, or about the Property or transported to or from the Property any Hazardous Materials.

k.
Lease. With respect to the Lease:

(i)
Seller has provided a complete and accurate copy of the Lease to Buyer, including all assignments, modifications, and amendments thereof and any letter agreements, addenda, and other documents contemplated thereby.

(ii)
The Lease is in full force and effect, and no default (or event which, with the giving of notice and/or the passage of time, would constitute a default) by Seller or Tenant has occurred and is continuing. The Tenant has in place and in force all insurance with the coverages, limits, and amounts required pursuant to the Lease.

(iii)
The information concerning Tenant delivered by or on behalf of Seller to Buyer is true, correct, and complete in all respects.

(iv)
Tenant is not an Affiliate of Seller and is an entity separate and distinct from Seller.

(v)
Tenant is in sole possession of the Property and is open and operating for business under its permitted use pursuant to the Lease at the Property.

(vi)
Tenant is not in arrears on any rent payments under the Lease. Tenant has paid all rent currently due and payable, and no rent payments are deferred or outstanding.

l.
Solvency. There is no contemplated, pending, or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Seller.

m.
Possession. There are no unrecorded existing tenancies, leases, subleases, or other occupancies affecting the Property, except for the Lease.

n.
Title. Seller has good, insurable and marketable fee simple title interest to the Property, subject to the Permitted Encumbrances. On the date of Closing, the Property will be free and clear of all liens, security interests, and encumbrances, except for the Permitted Encumbrances.

o.
Physical Condition. Seller is not aware of any material physical defects in the Property that are not reasonably discoverable by a prudent inspection.

p.
Robert J. Rohrlack, III, has personal knowledge about the Property and is the person within Seller’s organization that is knowledgeable about the matters discussed in this Section 4.01 and is therefore the correct person within Seller’s organization to make the representations and warranties listed herein. As used in this Agreement, the words “Seller's knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the current, actual (as distinguished from implied, imputed, or constructive) knowledge of the person within Seller’s organization identified above, without any duty of inquiry or investigation whatsoever and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any Affiliate of Seller, or to impose upon such party any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such party any individual personal liability. Robert J. Rohrlack, III, shall not be deemed to be a party to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Seller's representations and warranties hereunder (and Buyer hereby waives any liability of or recourse against such individuals).

All representations and warranties of Seller made in this Agreement shall (i) be true as of the Effective Date, and (ii) be deemed to have been made again and be true as of the Closing Date, except as expressly stated otherwise herein. The right to commence an action based on a breach of a representation or warranty contained in this Section 4.01 shall survive Closing for one (1) year following the Closing Date (the “Survival Period”).

4.02
Buyer’s Representations and Warranties. Buyer represents and warrants to Seller, to Buyer’s actual knowledge, as follows:

a.
Organization and Authority. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct business in the state in which the Property is located. Buyer has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement and all of the other Transaction Documents to which it is a party and to carry out the Transaction. The Person who has executed this Agreement on behalf of Buyer has been duly authorized to do so.

b.
Enforceability of Documents. Upon execution by Buyer, this Agreement and the other Transaction Documents to which it is a party shall constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, or by general equitable principles.

c.
No Other Agreements. Buyer is not subject to any commitment, obligation, or agreement which will prevent Buyer from completing, or impair Buyer’s ability to complete, the purchase of the Property under this Agreement, and Buyer shall not enter into any such commitment, obligation, or agreement from the Effective Date until Closing or the earlier termination of this Agreement.

d.
No Violations. The authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents will not:

(i)
violate, conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under the organizational documents of Buyer or any other document, instrument or agreement to which Buyer is a party or by which Buyer is subject or bound;

(ii)
result in the creation or imposition of any Lien, restriction, charge, or limitation of any kind upon Buyer; or

(iii)
violate any Legal Requirements.

e.
Litigation. To Buyer’s knowledge, there are no actions or proceedings pending against or involving Buyer before any Governmental Authority which in any way adversely affect or may adversely affect Buyer or Buyer’s ability to perform under this Agreement and the other Transaction Documents to which it is a party.

f.
Solvency. There is no contemplated, pending, or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Buyer.

All representations and warranties of Buyer made in this Agreement shall (i) be true as of the Effective Date, and (ii) be deemed to have been made again and be true as of the Closing Date, except as expressly stated otherwise herein. The right to commence an action based on a breach of a representation or warranty contained in this Section 4.02 shall survive Closing for one (1) year following the Closing Date.

4.03
Seller’s Covenants. During the period from the Effective Date until the earlier of the Closing Date, or the termination of this Agreement, Seller shall, at its sole cost and expense, in addition to the covenants set forth elsewhere in this Agreement:

a.
Promptly provide Buyer with copies of any and all material correspondence between Seller and Tenant in connection with the Lease (“Material Correspondence”). Material Correspondence shall include, without limitation, any request by Tenant to amend, modify, terminate, or assign the Lease, sublet the Property or any portion thereof, any repair or replacement request from Tenant (including, without limitation, any notice detailing an alleged failure by the Landlord to maintain the leased premises in accordance with the Lease), and any notice containing allegations that could constitute a landlord default under the Lease).

b.
So long as a Buyer Event of Default does not exist, obtain the written approval of Buyer, such approval not to be unreasonably withheld, conditioned, or delayed prior to the expiration of the Due Diligence Period and not withheld in Buyer’s sole and absolute discretion after the expiration of the Due Diligence Period, before amending, modifying, or terminating the Lease.

c.
So long as a Buyer Event of Default does not exist, obtain the written approval of Buyer, such approval not to be unreasonably withheld, conditioned, or delayed prior to the expiration of the Due Diligence Period and not to be withheld in Buyer’s sole and absolute discretion after the expiration of the Due Diligence Period, prior to consenting to any request by Tenant for permission to assign the Lease or sublet the Property or any portion thereof to the extent Seller, as landlord, has the right to approve or consent to such assignment or subletting.

d.
Administer and timely perform all of its obligations, as landlord, under the Lease and comply in all other respects with the Lease in normal course consistent with past practices.

e.
So long as a Buyer Event of Default does not exist, obtain the approval of Buyer, in Buyer’s sole and absolute discretion, prior to: (i) placing any easement, covenant, condition, right-of-way, or restriction on the Real Property; (ii) amending or modifying any such instrument; or (iii) voluntarily taking any other action that materially and adversely affects title to the Real Property.

f.
Continue to, or cause Tenant to: (i) maintain the Property, or cause the Property to be maintained, in good condition and repair, in accordance with the Lease; (ii) maintain all insurance for the Property in accordance with the Lease; (iii) maintain in existence all licenses, permits and approvals, if any, necessary or reasonably appropriate to the ownership, operation or improvement of the Property that are currently in effect; and (iv) comply in all other respects with the Lease.

g.
Not remove any building fixtures (other than as is prudent in the ordinary course of operating the Property) unless it is replaced with a comparable item of equal quality and quantity as existed as of the time of such removal.

h.
Remove the Property from the market and not actively solicit or negotiate with any other prospective purchasers of the Property.

i.
Terminate at Closing any service contracts, property management, or leasing agreement (excluding the Lease, which shall be retained by Buyer) affecting the Property unless expressly instructed by Buyer in writing prior to Closing that Buyer will assume and retain the same.

j.
Use commercially reasonable efforts to satisfy all conditions precedent set forth in Section 5.01 below, but only to the extent Seller is responsible for satisfying same pursuant to this Agreement.

4.04
Buyer’s Covenants. During the period from the Effective Date until the earlier of the Closing Date, or the termination of this Agreement, Buyer shall, at its sole cost and expense, in addition to the covenants set forth elsewhere in this Agreement, use commercially reasonable efforts to satisfy all conditions precedent set forth in Section 5.02 below.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.01
Buyer’s Conditions to Closing. Buyer shall not be obligated to close and fund the Transaction until the following conditions precedent are satisfied or waived in writing by Buyer:

a.
Not later than one (1) Business Day prior to the Closing Date, Seller shall have delivered to Title Company or Buyer (as applicable and with a copy being provided to the other party by email) the following documents, executed by Seller and/or Tenant, as applicable:

(i)
The Deed, acknowledged and in recordable form;
(ii)
The Tenant Estoppel Certificate;
(iii)
The Lease Proof of Insurance;
(iv)
The Assignment and Assumption of Lease;
(v)
The Assignment of Warranties;
(vi)
The Tenant Notice Letter;
(vii)
Title Company Affidavit;

(viii)
The FIRPTA;
(ix)
The Closing Statement;
(x)
Any organizational documents, certificates, or resolutions of Seller and/or its Affiliates required by Title Company; and
(xi)
Any other document required to be delivered pursuant to this Agreement and/or the other Transaction Documents and such further documents as may be reasonably required in order to fully and legally close the Transaction.

b.
Not later than one (1) Business Day prior to the Closing Date, unless an earlier delivery is required pursuant to another provision of this Agreement, Seller shall have fully completed and submitted the online Tenant Contact Form.

c.
Buyer shall have received Title Company’s irrevocable commitment and unconditional agreement to issue to Buyer the Owner’s Title Policy subject only to the Permitted Encumbrances and in the Required Title Condition.

d.
There shall have been no material adverse change since the Effective Date in the financial condition of Tenant.

e.
No moratorium, statute, or regulation of any governmental agency or order or ruling of any court has been enacted, adopted, or issued which would adversely affect Buyer’s use or development of the Property.

f.
The representations and warranties of Seller set forth in Section 4.01 above and elsewhere in this Agreement shall have been true and correct in all respects when made and shall continue to be true and correct in all respects as of the Closing Date.

g.
No Seller Event of Default shall exist, and no event shall have occurred, or condition exist, which would, upon the Closing Date or following the giving of notice and/or passage of time, constitute a Seller Event of Default or a breach or default under any other Transaction Document;

h.
All real estate taxes due and payable with respect to the Real Property (whether payable by Tenant or Seller) shall be paid in full.

If the conditions precedent to Buyer’s obligation to effect the Closing set forth in this Section 5.01 are not timely satisfied (and Buyer has not waived same in writing), then Buyer, in Buyer’s sole and absolute discretion, may either: (i) pursue its rights and remedies under Section 7.02 (if the conditions precedent are not satisfied due to a Seller Event of Default); (ii) waive any unsatisfied condition and consummate the Transaction; or (iii) terminate this Agreement by delivering written notice of said termination to Seller, whereupon the Earnest Money Deposit shall be immediately refunded to Buyer and neither Seller nor Buyer shall have any further liabilities or obligations under this Agreement, except for any obligations that expressly survive termination. Notwithstanding anything to the contrary contained in this Agreement, in no event shall a failure to satisfy the conditions precedent to Buyer’s obligation to effect the Closing set forth in subsections (c), (d), or (e) above constitute a Seller Event of Default under this Agreement.

5.02
Seller’s Conditions Precedent to Closing. Seller shall not be obligated to close the Transaction until the following conditions precedent are satisfied or waived in writing by Seller:

a.
Not later than one (1) Business Day prior to the Closing Date (except with respect to the balance of the Purchase Price, which may be delivered to Title Company on the Closing Date), Buyer shall have delivered to Title Company (with a copy to Seller by email) the following documents, executed by Buyer:

(i)
The Assignment and Assumption of Lease;
(ii)
The Assignment of Warranties;
(iii)
The Tenant Notice Letter;
(iv)
The Closing Statement;
(v)
Any organizational documents, certificates, or resolutions of Buyer and/or its Affiliates required by Title Company; and
(vi)
Any other document required to be delivered pursuant to this Agreement and/or the other Transaction Documents, and such further documents as may be reasonably required in order to fully and legally close the Transaction.

b.
Buyer shall have deposited with Title Company the balance of the Purchase Price and any other amounts due from Buyer as listed on the Closing Statement.

c.
No Buyer Event of Default shall exist, and no event shall have occurred, or condition exist, which would, upon the Closing Date or following the giving of notice and/or passage of time, constitute a Buyer Event of Default or a breach or default pursuant to Section 7.05 below or under any other Transaction Document.

If any of the foregoing conditions has not been satisfied or waived as of the Closing Date, and Seller has not caused or contributed to any such conditions not being satisfied or waived, then Seller shall have the right, exercisable by delivery of written notice to Buyer on or before the Closing Date, to terminate this Agreement (provided that the failure of such condition shall not, in and of itself, constitute a Buyer Event of Default) without waiver of any rights or remedies under Section 7 below, and upon such termination, the Earnest Money Deposit shall be retained by Seller and this Agreement shall be null and void, except those provisions that expressly survive termination of this Agreement; the parties hereto acknowledge and agree that it is impossible to estimate more precisely the damages which might be suffered by Seller upon such termination, and that said Earnest Money Deposit is a reasonable estimate of Seller’s probable loss in the event of such termination. Seller’s retention of said Earnest Money Deposit is intended not as a penalty, but as full liquidated damages.

ARTICLE VI

CLOSING

6.01
Closing and Funding.

a.
Subject to the satisfaction or waiver of all conditions precedent set forth in Section 5.01 and Section 5.02 above and the termination rights provided for throughout this Agreement, the Closing shall occur on the Closing Date. Notwithstanding the foregoing or anything to the contrary contained herein, Buyer may, in its sole discretion, elect to extend the Closing Date for such period as Buyer deems necessary to provide Seller with additional time to satisfy an outstanding condition precedent or cure a Seller Event of Default.

b.
If Title Company cannot close the Escrow on or before the scheduled Closing Date, it will nevertheless close when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions was not timely performed, unless after the scheduled Closing Date and prior to the close of the delayed Escrow, Title Company receives a written notice to terminate the Escrow and this Agreement from a party who, at the time such notice is delivered, is not in default. Neither (i) the exercise of the right of termination, (ii) delay in the exercise of the right of termination, nor (iii) the return of monies and documents, shall affect the right of the party giving notice of termination to pursue legal or equitable remedies for the other party’s breach of this Agreement.

c.
When all conditions precedent have been satisfied or waived in writing and Title Company has confirmed that it has actual physical possession of all Transaction Documents and related items necessary to close and fund the Transaction, then Seller and Buyer shall instruct Title Company to close the Transaction pursuant to Buyer’s Closing Instructions and Seller’s Closing Instructions.

6.02
Possession. Possession of the Property, free and clear of all tenants and other parties in possession (except for Tenant pursuant to the Lease), shall be delivered to Buyer on the Closing Date.

ARTICLE VII

DEFAULTS; REMEDIES

7.01
Seller Event of Default. Each of the following shall constitute a Seller Event of Default:

a.
If any representation or warranty of Seller contained herein or in any other Transaction Document is false in any material respect;

b.
If Seller fails to timely and properly perform any covenant, requirement, and/or obligation imposed on Seller pursuant to this Agreement, for any reason other than Buyer’s default or the permitted termination of this Agreement by Buyer as expressly provided herein, and does not cure the default within five (5) Business Days from when Seller actually, physically receives Buyer’s written notice identifying the failure and declaring the default; or

c.
An Insolvency Event occurs with respect to Seller.

7.02
Buyer’s Remedies. In the event a Seller Event of Default occurs, Buyer may elect, in Buyer’s sole discretion, to either (a) terminate this Agreement by delivering written notice to Seller of such termination, in which case, Buyer shall receive a refund of the Earnest Money Deposit, together with Buyer’s reasonable, actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $45,000) which shall be reimbursed by Seller to Buyer within ten (10) Business Days after Buyer’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money Deposit plus costs shall be full liquidated damages and, except as set forth herein, shall be Buyer's sole and exclusive remedy in the event of a Seller Event of Default, and Buyer hereby waives and releases any right to sue Seller for damages), and thereafter neither Seller nor Buyer shall have any further obligations or liabilities hereunder except as otherwise provided herein; or (b) bring an action for specific performance; provided, however, that if for any reason Buyer fails to file suit to enforce specific performance within sixty (60) days after the date Buyer provides written notice to Seller of its failure to perform hereunder, then Buyer shall be automatically deemed to have waived all its rights set forth herein with respect to enforcing specific performance.

7.03
Indemnities Not Affected. Nothing contained in this Article VII shall be construed to limit or otherwise affect in any way the indemnities of Seller to Buyer set forth in this Agreement.

7.04
Remedies Cumulative. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the other terms and conditions of this Section 7, from and after the Closing or any termination of this Agreement, each party shall have the right to pursue its actual (but not special, consequential, or punitive) damages against the other party for: (1) a breach of any covenant or agreement contained herein that is performable after or that survives Closing or termination of this

Agreement (including the indemnification obligations contained in this Agreement), and (2) a breach of any representation or warranty in this Agreement, subject to any applicable time limitations set forth herein and/or pursuant to applicable law. This Section 7.04 shall survive Closing and any earlier termination of this Agreement, and the exercise of any one or more of the remedies provided for herein (or under applicable law) shall not be construed as a waiver of any of the other remedies available herein, at law or in equity.

7.05
Buyer Event of Default. Each of the following shall constitute a Buyer Event of Default: (a) if Buyer fails to timely and properly perform any covenant, requirement, and/or obligation imposed on Buyer pursuant to this Agreement or any such covenant, representation, and/or warranty of Buyer contained herein is false in any material respect and Buyer does not or cannot cure such default within five (5) Business Days from Buyer’s actual receipt of Seller’s written notice identifying the failure and declaring a default; or (b) an Insolvency Event occurs with respect to Buyer. Notwithstanding the foregoing, nothing contained in this Section 7.05 shall be construed to affect in any way Buyer’s limited indemnity set forth in Section 3.05(b) above (regarding Buyer’s limited indemnity of Seller for third-party claims against Seller arising out of Buyer’s Inspections). If, subject to the terms, conditions and applicable limitations provided herein: (i) Buyer makes a claim against Seller with regard to a representation or warranty which expressly survives Closing, and (ii) Buyer obtains a final and non-appealable judgment against Seller which remains unpaid for a period of ninety (90) days or more, then Seller agrees that Buyer shall have the right to trace the Purchase Price to the extent necessary to satisfy such claim. Seller acknowledges and agrees that Buyer has relied and has the right to rely upon the foregoing in connection with Buyer’s consummation of the Transaction set forth in this Agreement.

7.06
Seller’s Sole Remedy. In the event a Buyer Event of Default occurs, Seller’s sole and exclusive remedy shall be to terminate this Agreement by delivering written notice to Buyer of such termination, in which event, Seller shall receive the Earnest Money Deposit as liquidated damages (and not as a penalty) and thereafter neither Seller nor Buyer shall have any further obligations or liabilities hereunder except as otherwise provided herein. SELLER AND BUYER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S DAMAGES IN THE EVENT OF A BUYER EVENT OF DEFAULT WOULD BE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN OR DETERMINE, THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT IS SELLER’S AND BUYER’S BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT OF A BUYER EVENT OF DEFAULT, AND THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT IS REASONABLE WHEN CONSIDERING ALL OF THE FACTS AND CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE.

__DS_____________ ___KE____________

Initials of Seller Initials of Buyer

ARTICLE VIII

MISCELLANEOUS

8.01
Further Assurances. Each of Buyer and Seller agrees to execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be necessary, expedient or proper in order to complete any and all conveyances, transfers, sales, and assignments herein provided and to do any and all other acts as may be necessary in order to carry out the Transaction and the intent and purpose of this Agreement.

8.02
Transaction Characterization.

a.
Buyer and Seller intend that all components of the Transaction be considered a single integrated transaction and not be severable, that Seller’s conveyance of the Property to Buyer be an absolute conveyance in form and substance, and that the Transaction Documents to be delivered at Closing shall not serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement, trust conveyance or financing, or trust arrangement of any kind, nor as a preference or fraudulent conveyance against any creditors of Seller. After the execution and delivery of the Transaction Documents, Seller will have no legal or equitable interest or any other claim or interest in the Property. Neither Buyer nor Seller shall contest the validity, enforceability, or characterization of the sale and purchase of the Property as an absolute conveyance by Seller to Buyer pursuant to this Agreement, and Buyer and Seller shall support the intent expressed herein that the purchase of the Property by Buyer pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest, or the like, if, and to the extent that, any challenge occurs.

b.
Each of Buyer and Seller hereby agrees that it will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to a Governmental Authority, including, without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of Buyer and Seller expressed in this Section 8.02.

8.03
Risk of Loss.

a.
Condemnation. Within three (3) Business Days following Seller’s receipt of notice that action has been or will be initiated to take all or any portion of the Property by eminent domain proceedings or by deed-in-lieu thereof (a “Condemnation”), Seller shall provide written notice to Buyer of such Condemnation, and Buyer may elect by the earlier of (1) within five (5) Business Days following Seller’s delivery of such notice to Buyer, or (2) the Closing Date to:

(i)
terminate this Agreement and receive a refund of the Earnest Money Deposit, in which event, Seller and Buyer shall be relieved and discharged from any further obligations or liabilities hereunder, except as otherwise provided herein; or

(ii)
proceed to close, in which event, all of Seller’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Buyer at the Closing and there shall be no reduction in the Purchase Price.

b.
Casualty. Seller assumes all risks and liability for any damage or injury to the Property caused by fire, storm, accident, or any other casualty or cause (a “Casualty”) until Closing. Seller shall provide written notice to Buyer within three (3) Business Days following a Casualty, and if Seller, in its sole discretion, does not elect to fully repair the damage or injury to the Property caused by such Casualty prior to Closing, Buyer may elect by the earlier of (1) within five (5) Business Days following Seller’s delivery of such notice to Buyer, or (2) the Closing Date to:

(i)
terminate this Agreement and receive a refund of the Earnest Money Deposit, in which event, Seller and Buyer shall be relieved and discharged from any further obligations or liabilities hereunder, except as otherwise provided herein; or

(ii)
proceed to close, in which event, all of Seller’s assignable right, title and interest in and to the proceeds of any insurance policy covering such Casualty (less an amount equal to any expense and cost reasonably incurred by Seller to repair or restore the Property, which shall be payable to Seller upon Seller’s delivery to Buyer of satisfactory evidence thereof) shall be assigned to Buyer at

Closing, and Buyer shall be entitled to a credit in the amount of Tenant’s (or Seller’s, as the case may be) deductible at Closing.

8.04
Notices. All Notices shall (a) be in writing and given by (i) hand delivery, (ii) reputable overnight delivery service (e.g., FedEx), (iii) electronic mail, or (iv) certified or registered mail, return receipt requested; (b) be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable overnight delivery service (e.g., FedEx), (iii) the date on which the electronic mail was successfully transmitted, if delivered by electronic mail, or (iv) the third Business Day following the day of deposit of such Notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; and (c) be provided to Buyer and Seller, as specified in the Summary of Terms, or to such other address or such other Person as Buyer or Seller may from time to time hereafter specify to the other party in a written notice delivered in the manner provided above. Whenever in this Agreement the giving of Notice is required, it may be waived in writing at any time by the Person or Persons entitled to receive such Notice. A copy of any Notice delivered pursuant to this Section 8.04 shall contemporaneously be delivered in the manner provided for herein to any mortgagee or assignee of Buyer’s interest that previously notified Seller in writing of its name and address.

8.05
Assignment. Buyer may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Buyer may assign its rights under this Agreement in whole or in part at any time to any Affiliate of Buyer without the consent of Seller, provided that (i) Buyer shall provide written notice thereof to Seller at least ten (10) days prior to Closing, (ii) in no event shall any assignment hereof by Buyer relieve Buyer of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (iii) Buyer provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Buyer and the assignee pursuant to which the assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Buyer hereunder, as if such assignee were the original signatory hereof. Any attempt by Buyer to assign this Agreement not in compliance with the foregoing provisions of this Section 8.05 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Buyer consists of more than one Person, then: (1) each reference to Buyer herein shall be deemed to refer to each Person constituting Buyer, both individually and in the aggregate, and (2) each Person constituting Buyer shall be jointly and severally liable for all liabilities and obligations of Buyer hereunder. Seller shall not, without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion, sell, assign, transfer, mortgage, convey, encumber, or grant any easements or other rights or interests of any kind in the Property, any of Seller’s rights under this Agreement or any interest in Seller, whether voluntarily, involuntarily, or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution, or otherwise.

8.06
Brokerage Commission. Each of Buyer and Seller represents and warrants to the other that it has not dealt with, negotiated through or communicated with any broker in connection with this Transaction, except the Brokers. The commission of the Seller’s Broker shall be paid by Seller at Closing pursuant to a separate agreement between Seller and the Seller’s Broker. Either Buyer or Seller, as applicable, shall indemnify, defend, and hold harmless the other party from and against any and all Losses arising from or related to a broker claiming a commission or fee by, through, or under such indemnifying party. Buyer’s and Seller’s respective obligations under this Section 8.06 shall survive the Closing or earlier termination of this Agreement.

8.07
Reporting Requirements. Buyer and Seller agree to comply with any and all reporting requirements applicable to the Transaction which are set forth in any law, statute, ordinance, rule, regulation, order, or determination of any Governmental Authority, and further agree, upon request, to furnish the other party with evidence of such compliance.

8.08
Confidentiality and Disclosures. So long as this Agreement remains in effect, neither party shall disclose the existence or terms of this Agreement to any person without the other party’s prior written consent other than (i) to each party’s respective representatives or Affiliates who need terms of this Agreement to evaluate the Transaction and who agree to be bound by the restrictions contained herein, including, without limitation, a party’s attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be (ii) to satisfy reporting and disclosure requirements and policies, or contractual obligations (in which case notice shall be timely provided to the other party of such requirement and disclosure), or (iii) as such disclosure may be required by applicable law. The terms of this Section 8.08 shall survive Closing or earlier termination of the Agreement for the Survival Period.

8.09
Time is of the Essence. Buyer and Seller expressly agree that time is of the essence with respect to the performance of this Agreement.

8.10
Non-Business Days. If the Closing Date, or the date for delivery of a Notice, or the deadline for performance of a party’s covenant or obligation falls on a Saturday, Sunday, or federal holiday, the Closing Date or such Notice or performance shall be postponed until the next Business Day.

8.11
Waiver and Amendment. No provision of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any prior or future occasion.

8.12
Buyer’s and Seller’s Liability.

a.
Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Buyer, that:

(i)
there shall be absolutely no personal liability on the part of any director, officer, manager, partner, member, employee, or agent of Buyer with respect to any of the terms, covenants, and conditions of this Agreement;

(ii)
Seller waives all claims, demands, and causes of action against Buyer’s directors, officers, managers, members, partners, employees, and agents in the event of any breach by Buyer of any of the terms, covenants, and conditions of this Agreement to be performed by Buyer; and

(iii)
Seller shall look solely to the assets of Buyer for the satisfaction of each and every remedy of Seller in the event of any breach by Buyer of any of the terms, covenants, and conditions of this Agreement to be performed by Buyer, such exculpation of liability to be absolute and without any exception whatsoever, subject to the other provisions of this Agreement which may limit recourse of Seller against Buyer to the Earnest Money Deposit.

b.
Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Seller, that:

(i)
there shall be absolutely no personal liability on the part of any director, officer, manager, partner, member, employee, or agent of Seller with respect to any of the terms, covenants, and conditions of this Agreement; and

(ii)
Buyer waives all claims, demands, and causes of action against Seller’s directors, officers, managers, members, partners, employees, and agents in the event of any breach by Seller of any of the terms, covenants, and conditions of this Agreement to be performed by Seller; and

(iii)
Buyer shall look solely to the assets of Seller for the satisfaction of each and every remedy of Buyer in the event of any breach by Seller of any of the terms, covenants, and conditions of this Agreement to be performed by Seller, such exculpation of liability to be absolute and without any exception whatsoever, subject to the other provisions of this Agreement which may limit recourse of Buyer against Seller to Seller’s interest in the Property.

8.13
Headings; Internal References. The headings of the various sections and exhibits of this Agreement have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Agreement. Unless stated to the contrary, any references to any section, subsection, exhibit, and the like contained herein are to the respective section, subsection, exhibit, and the like of this Agreement.

8.14
Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the Transaction, and this Agreement and the other Transaction Documents are entered into by Buyer and Seller in reliance upon the economic and legal bargains contained herein and therein, and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of Buyer and Seller, or the domicile of either one. Each of Seller and Buyer was represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

8.15
Attorneys’ Fees. In the event of any controversy, claim, dispute, or proceeding between Buyer and Seller concerning this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled. The provisions of this Section 8.15 shall survive the Closing or earlier termination of this Agreement.

8.16
Entire Agreement. This Agreement and all other Transaction Documents, and all other certificates, instruments, or agreements to be delivered hereunder and thereunder, constitute the entire agreement between Buyer and Seller with respect to the subject matter hereof, and there are no other representations, warranties, or agreements, written or oral, between Seller and Buyer with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Seller and Buyer: (a) this Agreement shall supersede any previous discussions, letters of intent, agreements, and/or term or commitment letters relating to the Transaction, and any and all agreements related to confidentiality, exclusivity, non-competition, non-solicitation of employees, non-solicitation or pursuit of any business opportunity represented by the Transaction, or any other term or condition which restricts any business activity of Buyer or Seller, or their respective Affiliates; and (b) the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with, or vary from, those set forth in any of the foregoing agreements. The provisions of this Section 8.16 shall survive the Closing or earlier termination of this Agreement.

8.17
Forum Selection; Jurisdiction; Venue. For purposes of any action or proceeding arising out of this Agreement, Buyer and Seller hereby expressly submit to the jurisdiction of all federal and state courts located in the state where the Property is located.

8.18
Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent, and the breach of any provision by Buyer shall not discharge or relieve Seller from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Subject to the provisions of Section 8.05 (Assignment), all provisions contained in this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of Buyer and Seller, including, without limitation, any United States trustee, any debtor-in-possession, or any trustee appointed from a private panel, in each case, to the same extent as if each successor and assign were named as a party hereto. This Agreement shall be governed by, and construed in accordance with, the laws of the applicable state in which the Property is located, without giving effect to such state’s conflict of laws principles.

8.19
Waiver of Jury Trial. To the maximum extent permitted by applicable law, Buyer and Seller shall, and they hereby do, intentionally waive any and all rights to a trial by jury in any action, proceeding or counterclaim brought by either of Buyer or Seller against the other on any matters whatsoever arising out of or in any way connected with this Agreement and/or any claim or injury or damage related thereto. Seller further waives any right it may have to seek punitive, consequential, special, and/or indirect damages from Buyer in any action, proceeding, or counterclaim with respect to any matter arising out of or in connection with this Agreement and/or any document contemplated herein or related hereto.

8.20
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and Buyer and Seller agree that the use of pdf signatures (by email) for the negotiation and execution of this Agreement shall be legal and binding and shall have the same full force and effect as if originally signed.

8.21
Local Law Provisions. Except as otherwise expressly set forth herein, Seller and Buyer shall be responsible for complying (at their respective expense) with any local law requirements which are conditions for the conveyance of the Property and/or the Closing of the Transaction. In addition, the following local law provisions shall apply:

a.
If any local law requires an inspection of the Real Property or a certificate from a local municipality, Seller shall be required to undertake and pay for such inspection and/or shall obtain such certificate and pay for the same, except to the extent any such inspection or certificate results from any action of Buyer or anyone for whom Buyer is responsible, in which event Buyer shall responsible for paying for same.

b.
With respect to each Colorado Property, the surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights. Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under any Colorado Property, which interests may give them rights to enter and use the such Colorado Property.

c.
The Colorado Department of Public Health and the Environment and the United States Environmental Protection Agency (“EPA”) have detected elevated levels of naturally occurring radon in structures in the Grand Junction, Colorado, area. EPA has raised concerns with respect to adverse effects on human health of long-term exposure to high levels of radon. Radon tests should be conducted to determine the possible presence of radon in any Colorado Property. Buyer may conduct such other investigations and consult such experts as Buyer deems appropriate to evaluate radon mitigation measures that can be employed in the design and construction of improvements on any Colorado Property. Buyer shall rely solely upon its own investigations and consultations and acknowledges that Seller has not made any representations or warranties whatsoever, express or implied, concerning the presence or absence of radon in any Colorado Property, or the suitability of any Colorado Property for development or the design or construction techniques, if any, that can be employed to reduce any radon levels in improvements built on such Colorado Property. Seller disclaims, and Buyer, for itself, its successors and assigns, waives any such warranties and other warranties that could be construed to cover radon.

8.22
1031 Exchange. Seller and/or Buyer may close the Transaction as part of a like-kind exchange of properties under Section 1031 of the Internal Revenue Code of 1986, as amended, and applicable rules and regulations. The exchanging party shall bear all costs of its exchange. The non-exchanging party shall cooperate with the exchanging party and do all things reasonably required and requested by the exchanging party (provided that such actions do not increase the non-exchanging party’s obligations or liabilities under this Agreement) to effect and facilitate such an exchange. The exchanging party shall provide to the non-exchanging party (x) the name of the qualified intermediary at least five (5) Business Days prior to the Closing Date and (y) all documents required in connection with the exchange, including, without limitation, the notice of exchange at least two (2) Business Day prior to the Closing Date. The exchanging party shall and does hereby indemnify, defend, and hold the non-exchanging party harmless for and from all liabilities arising as a result of the exchange that would not have arisen had the exchanging party not closed the Transaction as part of a like-kind exchange. Anything in this section to the contrary notwithstanding: (a) neither Buyer nor Seller makes any representation or warranty to the other as to the effectiveness or tax impact of any proposed exchange; (b) in no event shall Buyer or Seller be required to take title to any exchange or replacement property; (c) in no event shall completion of any such exchange be a cause or excuse for any delay in the Closing; and (d) neither Buyer nor Seller, as applicable, shall be required to incur any costs or expenses or incur any additional liabilities or obligations whatsoever in order to accommodate any exchange requested by the exchanging party or any exchange intermediary or facilitator.

8.23
Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws.

a.
Seller is not, and to Seller’s actual knowledge, none of its Subsidiaries nor any director or officer of Seller or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea and Syria). Seller, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of Seller, the agents of Seller and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder and any other applicable anti-corruption law, in all material respects. Seller and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable anti-corruption laws. “Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly or indirectly, through one or more intermediaries by such Person.

b.
Buyer is not, and to Buyer’s actual knowledge, none of its Subsidiaries nor any director or officer of Buyer or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Crimea, the so-called Luhansk People’s Republic, the so-called

Donetsk People’s Republic, Cuba, Iran, North Korea and Syria). Buyer, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of Buyer, the agents of Buyer and its Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and the rules and regulations thereunder and any other applicable anti-corruption law, in all material respects. Buyer and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable anti-corruption laws.

c.
Each party covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect and (b) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this Section are no longer true or have been breached or if either party has a reasonable basis to believe that they may no longer be true or have been breached.

d.
Each party hereby acknowledges and agrees that such party’s compliance with this Section 8.23 shall be a condition precedent to each party’s obligation to close under this Agreement, and this Agreement shall terminate after written notice of a failure to timely satisfy same by one party to the other party.

8.24
Joint and Several Liability. If Seller is comprised of more than one Person, each Person (excluding any natural person) signing this Agreement as Seller shall be jointly and severally liable to Buyer for the performance of Seller's obligations under this Agreement. Buyer shall have the right to enforce this Agreement against any one or more of the Persons (excluding any natural person) signing this Agreement as Seller, without necessity of joining all of such Persons in such action.

8.25
Lender Consents and Approvals. Buyer understands that Seller’s transfer of the Property to Buyer as contemplated herein may be subject to or require the prior approval of Seller’s lender(s). As such, and notwithstanding anything to the contrary contained within this Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s) on or before the Closing Date (collectively, “Lender Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the Lender Consents and Approvals on or before the Closing Date. If the foregoing condition precedent shall not have occurred or been satisfied on or before the Closing Date due to any contractual rights or discretion granted to Seller’s lender(s), then Seller shall be entitled to terminate this Agreement by delivering written notice to Buyer and in such event the Earnest Money Deposit will immediately be returned to Buyer and neither party will have any further rights, remedies or obligations hereunder, except those that expressly survive termination of this Agreement. If Seller terminates the Agreement pursuant to this Section 8.25, then Buyer shall receive a refund of the Earnest Money Deposit, together with Buyer’s reasonable, actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $45,000) which shall be reimbursed by Seller to Buyer within ten (10) Business Days after Buyer’s delivery of commercially reasonable documentation supporting such costs and expenses.

8.26
AS-IS Condition. BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. BUYER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND

INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND BUYER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS MATERIALS AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

BUYER REPRESENTS TO SELLER THAT BUYER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT OR PRIOR TO CLOSING, UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF COLORADO OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIALS WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, OR FROM THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE OF COLORADO OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. BUYER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 8.26 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY BUYER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO BUYER AT OR PRIOR TO CLOSING, OR FOR ANY CLAIM ARISING FROM SELLER’S FRAUD OR INTENTIONAL MISREPRESENTATION.

The provisions of this Section 8.26 shall survive the Closing. Buyer and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price and Buyer would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers and other agreements set forth above.

[Remainder of page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement to be enforceable on the Effective Date.

BUYER:

Realty Income Properties 26, LLC,

a Delaware limited liability company

By: Realty Income Corporation,

a Maryland corporation, its member manager

By: /s/Karolina Ericsson

Name: Karolina Ericsson

Title: SVP, Associate General Counsel

SELLER:

GIPCO 585 24 1/2 ROAD, LLC,

a Delaware limited liability company

By: /s/David Sobelman

David Sobelman,

its President

JOINDER BY TITLE COMPANY

Title Company has executed this Agreement in order to confirm that Title Company shall hold the Earnest Money Deposit required to be deposited under this Agreement in escrow, and shall disburse the Earnest Money Deposit pursuant to the provisions of this Agreement.

TITLE COMPANY:

Fidelity National Title Insurance Company

By:

Name:

Title:

EXHIBITS

Exhibit A - Legal Description

Exhibit B - Intentionally Omitted

Exhibit C - Form Assignment of Warranties

Exhibit D - Intentionally Omitted

Exhibit E - Form Deed

Exhibit F - Intentionally Omitted

Exhibit G - Form Assignment and Assumption of Lease

Exhibit H - Form Tenant Notice Letter

Exhibit I - Seller’s Historical Documents

Exhibit J - Warranties

EXHIBIT A

to that certain

Purchase Agreement

Legal Description

PARCEL ONE:

Lot 1, Mesa Mall Minor Subdivision, according to the official Plat thereof, recorded in Plat Book 14 at Page 64,official records of Mesa County, Colorado.

PARCEL TWO:

TOGETHER WITH the benefits under the Operating Agreement and Amendments recorded March 5, 1980, in Book 1247 at Page 110, together with the First Amendment recorded June 15, 1981, in Book 1318 at Page 580, First Amendment to Supplemental Agreement recorded March 8, 1982, in Book 1360 at Page 483, the Second Amendment recorded October 5, 1982, in Book 1394 at Page 237, the Third Amendment recorded December 23, 1982, in Book 1406 at Page 723, the Fourth Amendment recorded September 5, 1984, in Book 1508 at Page 592, Fifth Amendment recorded January 10, 1997, in Book 2293 at Page 603, Sixth Amendment of Operating Agreement recorded June 3, 2004 in Book 3667 at Page 218, and Seventh Amendment of Operating Agreement recorded September 2, 2011 in Book 5195 at Page 543, County of Mesa, State of Colorado.

PARCEL THREE:

TOGETHER WITH the Benefits under the Reciprocal Easement and Operating Agreement recorded July 30, 1992, in Book 1914 at Page 685, County of Mesa, State of Colorado.

Exhibit A – 1

EXHIBIT B

to that certain

Purchase Agreement

Intentionally Omitted

Exhibit B – 1

EXHIBIT C

to that certain

Purchase Agreement

Form Assignment of Warranties

ASSIGNMENT OF WARRANTIES

____________________, 202_ (the “Effective Date”)

THIS ASSIGNMENT OF WARRANTIES (this “Assignment”) is entered into by and between ________________________, a ______________________ (“Assignor”), as assignor, and [BUYER ENTITY], a Delaware limited liability company (“Assignee”), as assignee.

RECITALS

A. Pursuant to the terms of that certain Purchase Agreement, dated as of ____________________, 20__, entered into by and between Assignor and Assignee (as may be assigned, amended, and/or modified, the “Purchase Agreement”), Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto owned by Assignor, all as more particularly described in the Purchase Agreement (collectively, the “Property”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

B. The Purchase Agreement provides, inter alia, that Assignor and Assignee shall enter into this Assignment and that Assignor shall assign to Assignee all of Assignor’s right, title and interest, if any, in and to the guaranties and warranties described herein, only to the extent they are assignable and only as they relate to the Property, all without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Assignor and Assignee hereto hereby agree as follows:

ASSIGNMENT

1. Assignment of Warranties. On the Effective Date, Assignor hereby assigns, sets over, transfers and conveys to Assignee all of Assignor’s right, title and interest, if any, in, to and under, and Assignee hereby accepts the assignment of, all guarantees and warranties from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the Property or any component thereof, only to the extent they are assignable and only as they relate to the Property, all without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

THE FOREGOING ARE HEREBY CONVEYED TO ASSIGNEE IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND ASSIGNOR DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE FOREGOING OR THE

Exhibit C – 1

FITNESS OF ANY OF THE FOREGOING CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR ASSIGNEE’S INTENDED USE OR PURPOSE.

Further, Assignor makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Assignor be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The guaranties and warranties and all rights, interest and title therein and thereto conveyed hereby from Assignor to Assignee shall be without recourse to Assignor.

2. Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

3. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument, and Assignor and Assignee agree that the use of pdf signatures (by email) for the negotiation and execution of this Assignment shall be legal and binding and shall have the same full force and effect as if originally signed.

4. Miscellaneous. This Assignment and the obligations of Assignor and Assignee herein shall (a) survive the Closing of the Transaction, (b) not be merged therein, and (c) be binding upon and inure to the benefit of Assignor and Assignee hereto, their respective legal representatives, successors and assigns and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

5. Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the non-prevailing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit C – 2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be enforceable on the Effective Date.

ASSIGNOR:

[Seller entity]

By:

Name:

Title:

ASSIGNEE:

[Buyer entity]

By:

Name:

Title:

Exhibit C – 3

EXHIBIT D

to that certain

Purchase Agreement

Intentionally Omitted

Exhibit D – 1

EXHIBIT E

to that certain

Purchase Agreement

Form Deed

[To be conformed to state customs and requirements]

Recording requested by, and

After recording return to:

[Realty Income entity]

Attn: Legal Acquisitions

11995 El Camino Real

San Diego, CA 92130

(858) 284-5000

Send tax statements to:

[Realty Income entity]

Attn: Tax Department

11995 El Camino Real

San Diego, CA 92130

Property Tax Parcel Number: [###-###-###]

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of _____________, 20____, by ______________________________, a _________________, whose address is ______________________________ (hereinafter referred to as “Grantor”) to ______________________________, a _________________, whose address is ______________________________, (hereinafter referred to as “Grantee”).

(Whenever used herein, the terms “Grantor” and “Grantee” shall be deemed to include all of the parties to this instrument and the successors and assigns of each party.)

WITNESSETH:

THAT, the Grantor, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, conveys, confirms, remises, releases and transfers unto the Grantee all of Grantor’s right, title, and interest in and to that certain land situate in Mesa County, Colorado, legally described on Exhibit A hereto;

TOGETHER WITH all tenements, hereditaments and appurtenances, and every privilege, right, title, interest and estate, reversion, remainder and easement thereto belonging or in anywise appertaining (collectively, the “Property”).

TO HAVE AND TO HOLD, the same in fee simple forever, subject to the matters set forth on Exhibit B.

Exhibit E – 1

AND, the Grantor does hereby covenant with the Grantee that the Grantor is lawfully seized of the Property in fee simple; that it has good, right and lawful authority to sell and convey the Property; that it warrants the title to the Property and will defend the same against the claims of all persons claiming by, through and under Grantor but not otherwise.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit E – 2

IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be executed and delivered as of the day and year first above written.

Signed, sealed and delivered

in the presence of: GRANTOR:

WITNESS:

a

By:

Printed Name: Printed Name:

Title:

Printed Name:

STATE OF ________________ )

COUNTY OF )

I, a Notary Public of the County of ________________, State aforesaid that _______________________________, as ______________________ of ________________________ , a _____________________, on behalf of the _______________. He/She (check one) (__) is personally known to me or (__) has produced ________________________ as identification.

(Official Stamp-Seal) Official Signature of Notary Public

(Type, Print or Stamp Name)

My commission expires:______________________

Exhibit E – 3

EXHIBIT A to

EXHIBIT E - The Form Deed

Legal Description

[Insert legal description from Buyer’s pro forma title policy]

Exhibit E – 4

EXHIBIT B to

Exhibit E - The Form Deed

Permitted Exceptions

[Insert title exceptions from Buyer’s pro forma title policy]

Exhibit E – 5

EXHIBIT F

to that certain

Purchase Agreement

Intentionally Omitted

Exhibit F – 1

EXHIBIT G

to that certain

Purchase Agreement

Form Assignment and Assumption of Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (“Assignment”) dated _______, 202_ (“Effective Date”) is entered into by and between [Assignor Entity] (“Assignor”) and [Realty Income Entity] (“Assignee”).

RECITALS

A. Pursuant to the terms of that certain [Purchase and Sale Agreement], dated as of ________________, 202_, by and between Assignor and Assignee (the “Purchase Agreement”), Assignor agreed to sell to Assignee certain real property, the improvements located thereon and certain rights appurtenant thereto owned by Assignor, located at [Premises Address, City, State], and as such property is more particularly described in the Purchase Agreement (the “Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement; and

B. The Purchase Agreement provides that Assignor shall assign to Assignee the Assignor’s interest as landlord in the [Lease] dated [date], together with the security deposits associated therewith (if any), and, subject to the terms and conditions hereof, and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

ASSIGNMENT AND ASSUMPTION

1. Assignment. Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord under the Lease. Assignor shall indemnify, defend, and hold Assignee harmless from any loss, claim or damage (including, without limitation, reasonable attorneys’ fees and costs and expenses of litigation) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

2. Assumption. Assignee hereby accepts said assignment and assumes and agrees to keep, observe and perform all of the covenants, conditions, terms and provisions under the Lease to be kept, observed and performed by the landlord therein from and after the Effective Date. Assignee shall indemnify, defend, and hold Assignor harmless from any loss, claim or damage (including, without limitation, reasonable attorneys’ fees and costs and expenses of litigation) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

Exhibit G – 1

3. Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

4. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

5. Miscellaneous. This Assignment and the obligations of Assignor and Assignee herein shall survive the Closing and shall not be merged therein, shall be binding upon and inure to the benefit of Assignor and Assignee hereto, their respective legal representatives, successors and assigns and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

6. Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the non-prevailing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit G – 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be enforceable on the Effective Date.

ASSIGNOR:

[Assignor entity]

By: _________________________________

Name: ______________________________

Title: _______________________________

ASSIGNEE:

[Assignee entity]

By: _________________________________

Name: ______________________________

Title: _______________________________

Exhibit G – 3

EXHIBIT H

to that certain

Purchase Agreement

Form Tenant Notice Letter

TENANT NOTICE LETTER

_____________, 20___

VIA [UTILIZE NOTICE METHOD PROVIDED FOR IN LEASE]

[Tenant Notice Address]

Re: Sale of property located at [Address] (the “Property”)

Ladies and Gentlemen:

Please be advised that _______________, a _______________ (“Seller”), has sold the Property to _______________, a _______________ (“New Landlord”). In connection with such sale, Seller assigned to New Landlord all of its right, title and interest as landlord under that certain [Lease Agreement] dated _______________ and entered into by and between Seller, as landlord, and _______________, a _______________ (“Tenant”), as tenant (as amended or assigned to date, the “Lease”).

All notices required under the above-described Lease and any correspondence regarding the above-referenced Property should be sent to the New Landlord at the following address:

[Buyer Entity]

c/o Realty Income Corporation

11995 El Camino Real

San Diego, CA 92130

Attention: Property Management

Email: _____@realtyincome.com

Effective as of the date of this letter, unless otherwise directed by New Landlord, Tenant shall pay all base rent, additional rent, and other monetary obligations as required under the Lease to New Landlord by wire transfer. A payment direction notice containing wire instructions, bank letter, current W-9, and contact sheet will be sent via email to the email in the notice provision under the Lease from welcome@realtyincome.com.

Please ensure the appropriate contact is prepared to receive the notice and remit funds as required. If you have any questions with respect to the payment set up, or the payment direction notice is not received within 10 days of this letter, please contact clientpaymentsetup@realtyincome.com.

To the extent not already provided, please promptly deliver updated certificates of insurance satisfying the requirements set forth in your Lease and naming New Landlord as additional insured and/or loss payee, as applicable. Please send certificates of insurance (ACORD 25 for liability and

Exhibit H – 1

ACORD 28 for property) via email to ____________@realtyincome.com and via mail to the following address:

[Buyer Entity]

c/o Realty Income Corporation

11995 El Camino Real

San Diego, CA 92130

Attention: Risk Management

Email: __________@realtyincome.com

If you have any questions related to this notice or need additional information, please contact New Landlord’s Property Management team by phone at (___)___-____or via e-mail at _____________@realtyincome.com. Thank you for your attention to this matter.

Very truly yours,

SELLER: [insert signature block]

NEW LANDLORD: [INSERT SIGNATURE BLOCK]

cc:

Exhibit H – 2

EXHIBIT I

to that certain

Purchase Agreement

Seller’s Historical Documents

1.
A complete copy of all leases and license agreements affecting the Property, including but not limited to the Lease, and all guarantees thereof, together with all amendments and modifications to each of the foregoing, and copies of all material correspondence relating thereto;

2.
A current legal description of the Property or a copy of Seller’s vesting deed for the Property;

3.
Copies of all surveys and site plans of the Property, including, without limitation, any as-built surveys obtained or delivered by or to tenants of the Property in connection with its construction;

4.
A copy of all architectural plans, specifications, and construction drawings for improvements located on the Property;

5.
A copy of Seller’s title insurance commitments and policies relating to the Property, together with copies of all exception documents referenced therein;

6.
A copy of the Certificate of Occupancy (or its jurisdictional equivalent) and zoning reports for the Property and of all governmental permits and approvals;

7.
A copy of all environmental, engineering, and physical condition reports for the Property;

8.
The store sales reports and operating statements of the Property for the 24-month period immediately preceding the Effective Date or such shorter period from the commencement of rent under the Lease;

9.
Copies of the Property’s real estate tax bills for the current and prior two (2) tax years;

10.
Copies of all service contracts which affect the Property;

11.
A copy of all Warranties relating to the Property, including without limitation any structural slab or roof warranties;

12.
A written inventory of all items of personal property to be conveyed to Buyer;

13.
Copies of all franchise agreement and fuel agreements applicable to the Property or operations thereon;

14.
A copy of the current rent roll for the Property;

15.
Tenant’s financial statements and unit-level financial statements for the previous three (3) years;

16.
Any other agreements relating to the Property, together with all assignments, amendments, and/or modifications thereof; and

17.
Any other documents, materials, and/or information relating to the Property and reasonably requested by Buyer.

Exhibit I – 1

Exhibit J

to that certain

Purchase Agreement

Warranties

None.

Exhibit J – 1